UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52784 (Commission File Number)	98-0507522 (IRS Employer Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

Effective January 4, 2012, the board of directors of Abakan Inc. (the “Corporation”) accepted the resignation of James Chew as a director of the Corporation.

(d)

Effective January 4, 2012, the board of directors of the Corporation appointed Stephen Goss to serve as a member of the Corporation’s board of directors.

During the past five years Mr. Goss is a partner to the consulting firm Gemocasha, S.A., and also a partner in the firm Caribbean Hurricane Stop Ltd, with his duties being: director of export sales and marketing, liason with suppliers, shipping, and supervising major installations in export markets.

Mr. Goss brings independent oversight and a deep scientific and entrepreneurial background to the Corporation with over three decades of senior management and consultancy experience. Mr. Goss has served as a director of Gemocasha, SA, a specialist consultancy group with emphasis on giving technical, marketing and cash management advice to major firms such as Kraft, Heinz, Crystallex, and BP from 1987 to present. He served as the chief executive officer of Crystallex de Venezuela, a mining firm from 1992 to 1998 and Schindler Elevator from 1982 to 1987 in Venezuela, a role in which he successfully integrated multiple acquisitions.  He also served as the Technical Maintenance and Installation Manager for Schindler Brazil between 1979 and 1982 in which position he managed over 2,000 people and turned it from the least efficient worldwide operation to one of the three most efficient operations worldwide.  Stephen Goss speaks 5 languages fluently and has also received decorations from the Order of the British Empire for his roles and services in enhancing international trade.

Mr. Goss is a graduate of the University of Grenoble.

For purposes of determining director independence, the Corporation has applied the definitions set out in NASDAQ Rule 4200(a) (15). Under this Rule, a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, the Corporation deems Mr. Goss to be an independent director.

The Corporation has not at this time determined if Mr. Goss will serve on any standing committee.

Mr. Goss has entered into a stock option agreement with the Corporation in connection with his appointment to the board of directors. Terms of the agreement include options to purchase 150,000 shares which vest over 3 years with an exercise price of $1.00 per share.

Mr. Goss is not related to any members of the Corporation’s board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

January 24, 2012

Name: Robert H. Miller

Title: Chief Executive Officer

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